Exhibit 5.1

Reed Smith LLP

112, avenue Kleber
75016 Paris
France
Téléphone : +33 (0)1 76 70 40 00
Fax: +33 (0)1 76 70 41 19

reedsmith.com

August 4, 2023

BIOPHYTIS S.A.
14, Avenue de l’Opéra
75001 Paris
France

Re:     Registration statement on Form F-1 relating to the to the resale, by the selling shareholder identified therein, of up to an aggregate of 133,333,400 ordinary shares, €0.01 nominal value, of Biophytis S.A., represented by 1,333,334 American Depository Shares, issuable upon the exercise of warrants issued to the selling shareholder

Ladies and Gentlemen:

1	INTRODUCTION AND PURPOSE

1.1	We have acted as French counsel to Biophytis SA, a société anonyme with a board of directors (société anonyme à conseil d’administration) incorporated under the laws of France and registered with the registre du commerce et des sociétés of Paris under number 492 002 225 (the “Company”), in connection with the registration statement on Form F-1 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), which registers, from time to time, the resale of up to 1,333,334 ordinary shares (the “Warrant Shares”), nominal value €0.01 per share, of the Company, represented by 1,333,334 American Depositary Shares, issuable to the selling shareholder named in the prospectus that forms a part of the Registration Statement upon the exercise of certain warrants (the “Ordinary Warrants”) acquired by the selling shareholder pursuant to the terms of a subscription agreement, dated July 18, 2023, entered into between the Company and the selling shareholder.

1.2	This communication is confidential and may be privileged or otherwise protected by work product immunity. Reed Smith LLP is a limited liability partnership registered in England and Wales with registered number OC303620. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Reed Smith LLP is used to refer to a member of the LLP or an employee or consultant of Reed Smith LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Reed Smith LLP and of the non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, The Broadgate Tower, 20 Primrose Street, London EC2A 2RS, England or on www.reedsmith.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

1.3	Please refer to www.reedsmith.com for important information on Reed Smith LLP’s regulatory position.

1.4	In connection with the preparation and filing of the Registration Statement, we have been asked to provide opinions on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

2	FRENCH LAW

This opinion is limited to French law and is given on the basis that it will be governed by and construed in accordance with French law.

3	SCOPE OF INQUIRY

For the purpose of this opinion, we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion, and such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for giving this opinion.

4	ASSUMPTIONS

In rendering this letter of opinion, we have without verification assumed that:

4.1	all copy documents conform to the originals and all originals are genuine, complete and up-to-date;

4.2	each signature is the genuine signature of the individual concerned;

4.3	the extrait K-bis, the certificat en matière de procédures collectives and the copy of the statuts of the Company examined by us are complete and up-to-date;

5	OPINION

Based on the documents referred to in the Schedule and the assumptions in paragraph 4 above and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the opinion that the Ordinary Warrants and the Warrant Shares have been duly authorized, and when the Warrant Shares are issued, sold and delivered by the Company pursuant to the terms of the Ordinary Warrants, in particular upon payment in full of the relevant exercise price for the relevant new Warrant Shares and delivery of the relevant new Warrant Shares to be issued as a result of the exercise of the Ordinary Warrants, in accordance with and in the manner described therein and in the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

6	QUALIFICATIONS

The opinions expressed in Section 6 (Statements of Opinion) are subject to the following qualifications:

6.1	without limiting the generality of the foregoing, we have made no investigation as to the accuracy and exhaustiveness of the facts (including statements of foreign law) contained in any of the documents listed in the Schedule to this opinion;

6.2	this opinion is subject to any limitation arising from ad hoc mandate (mandat ad hoc), conciliation (conciliation), accelerated safeguard (sauvegarde accélérée), accelerated financial safeguard (sauvegarde financière accélérée), safeguard (sauvegarde), judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) (including a provision that creditors’ proofs of debts denominated in foreign currencies would be converted into euros at the rate applicable on the date of the court decision instituting the accelerated safeguard (sauvegarde accélérée), the accelerated financial safeguard (sauvegarde financière accélérée), the safeguard (sauvegarde), the judicial reorganisation (redressement judiciaire) and the judicial liquidation (liquidation judiciaire) proceedings), insolvency, moratorium and other laws of general application affecting the rights of creditors; and

6.3	it should be noted that notice of any change affecting the status of the Company may not be filed immediately with the Registre du commerce et des sociétés and as a consequence may not immediately appear on the extrait K-bis. It should also be noted that the opening of ad hoc mandate (mandat ad hoc) or conciliation (conciliation) proceedings never appears on such document;

7	COMMUNICATION OF OPINION

7.1	This opinion is addressed to you in connection with the Registration Statement.

7.2	We hereby consent to the filing with the Commission of this opinion as Exhibit 5.1 to the Registration Statement on Form F-1, and to the reference to Reed Smith LLP under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Reed Smith LLP

Reed Smith LLP

SCHEDULE 1 DOCUMENTATION REVIEWED

1	A copy of the statuts of the Company as at July 24 2023.

2	The Extrait K-bis relating to the Company, issued by the Registre du commerce et des sociétés of Paris dated August 4, 2023.

3	The certificat en matière de procédures collectives of the Company issued by the Registre du commerce et des sociétés of Paris delivered on August 4, 2023.

4	A copy of the resolutions of the Combined General Meeting of shareholders (Assemblée Générale Mixte des actionnaires) of the Company passed on April 17, 2023, authorising the issue of the Offered Securities by capital increase without preferential rights to existing shareholders.

5	A copy of the decisions of the Board of Directors (Conseil d’Administration) of the Company passed on July 4, 2023 deciding on the principle of the issuance of the Offered Securities.

6	A copy of the decisions of the Chief Executive officer (Directeur Général) of the Company dated 18 July 2023 deciding on the pricing of the Offering and the issuance of the offered securities

7	A copy of the decisions of the Chief Executive officer (Directeur Général) of the Company dated 24 July 2023 deciding on the completion of the Offering and the issuance of the securities offered in connection with the Offering

8	A copy of the Registration Statement

9	A copy of the Subscription Agreement including the terms and conditions of the Ordinary Warrants